          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO NORTHWEST AIRLINES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE THEREOF OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR SUCH SUCCESSOR'S NOMINEE, UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM AND TRANSFERS IN PART OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO.

Registered                                       Principal Amount:  $200,000,000
No. CR-1                                                  CUSIP No.: 667281 AM 1

                               NORTHWEST AIRLINES, INC.

                                7 7/8% NOTES DUE 2008

                        GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                           PREMIUM, IF ANY, AND INTEREST BY
                            NORTHWEST AIRLINES CORPORATION

          1. PRINCIPAL AND INTEREST. NORTHWEST AIRLINES, INC., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on March 15, 2008, and to pay interest thereon from March 4, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on March 15 and September 15 (each an "Interest Payment Date") in each year, commencing September 15, 1998 at the rate of 7 7/8% per annum until the principal hereof is paid or made available for payment. Interest will be computed on the basis of a 360 day year of twelve 30 day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the first day of the month of such interest payment date, which shall be the first day of March or the first day of September (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the STATE STREET BANK AND TRUST COMPANY, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid on a specified date in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          2. INDENTURE. This Security is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an indenture, dated as of March 1, 1997 (herein called the "Indenture"), among the Company, as issuer, Northwest Airlines Corporation, as guarantor, and STATE STREET BANK AND TRUST COMPANY, as trustee (in such capacity, the "Trustee," which term includes any successor trustee under the Indenture), and with respect to which, the terms of this Security were established pursuant to the Officers' Certificate delivered pursuant to Section 3.1 of the Indenture and dated the date hereof, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            This Security is one of the series designated as the 7 7/8% Notes due 2008 of the Company, limited in aggregate principal amount to $200,000,000. The Securities are unsecured obligations of the Company and rank pari passuwith all unsecured and unsubordinated obligations of the Company.

          The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. sections 777aaa-777bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture). Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them.

          3. METHOD OF PAYMENT. Payment of the principal of, premium, if any, and interest on each of the Securities shall be payable at the office or agency of the Company to be maintained in the City of New York; PROVIDED, HOWEVER, that payments of principal, premium or interest on the Securities may be made, at the option of the Company or the Guarantor, as the case may be, by check mailed to the address of the person entitled thereto as of the Regular Record Date and as shown on the Register or by wire transfer to an account located in the United States designated by the holder of such Security. Principal of, premium, if any, and interest on the Securities shall be payable in Dollars.

          4. REGISTRAR AND PAYING AGENT. The Registrar and Paying Agent shall be initially STATE STREET BANK AND TRUST COMPANY.

          5. OPTIONAL REDEMPTION. The Securities shall be redeemable, at the option of the Company, at any time in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of Securities to be redeemed at the holder's address appearing in the Register, on any date prior to maturity at a price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) plus a Make-Whole Premium (as defined below), if any (the "Redemption Price"). In no event shall the Redemption Price ever be less than 100% of the principal amount of the Securities plus accrued interest to the Redemption Date.

          "Make-Whole Premium" with respect to the Securities (or portion thereof) to be redeemed shall be equal to the excess, if any, of:

                    (i) the sum of the present values, calculated as of the Redemption Date, of:

                         (A) each interest payment that, but for such redemption, would have been payable on the Security (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption
                    Date); and

                         (B)  the principal amount that, but for such
                    redemption, would have been payable at the final maturity of the Security (or portion thereof) being redeemed;

               over

                    (ii) the principal amount of the Security (or portion thereof) being redeemed.

          The present values of interest and principal payments referred to in clause (i) above shall be determined in accordance with generally accepted principles of financial analysis. Such present values shall be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 50.0 basis points.

          The Make-Whole Premium shall be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation shall be made by MORGAN STANLEY & CO. INCORPORATED or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

          For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities to be redeemed, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield shall be determined as of the third Business Day immediately preceding the applicable Redemption Date.

          The weekly average yields of United States Treasury Notes shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield shall be equal to such weekly average yield. In all other cases, the Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

          If less than all of the Securities are to be redeemed, the Trustee, shall select the Securities to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Securities and portions of Securities in amounts of $1,000 or integral multiples of $1,000.

          6. SINKING FUND. The Company shall have no sinking fund or analogous obligations in respect of the Securities.

          7. DISCHARGE AND DEFEASANCE. The Securities are not subject to defeasance or covenant defeasance.

          8. DENOMINATIONS; TRANSFERS; EXCHANGE. The Securities are in fully registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000 in excess of $1,000. A Holder may register transfers of or exchange securities in accordance with the Indenture. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, as trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          9. EVENTS OF DEFAULT; REMEDIES. The Events of Default are as set forth in Section 5.1 of the Indenture. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with
the effect provided in the Indenture.   Upon a declaration of acceleration of
the Securities, the principal of the Securities may be declared due and payable in the manner, and with the effect, provided in the Indenture.

          10. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, that with the written consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of each series to be adversely affected thereby, the Company, the Guarantor and the Trustee may enter into an indenture or indentures thereto to add any provisions or to change or eliminate any provisions of the Indenture or any other indenture supplemental thereto or to modify the rights of the Holders of each such series. The Indenture also provides, with certain exceptions therein provided, that the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of any series by notice to the Trustee may waive on behalf of the Holders of all Securities of such series a past Default or Event of Default with respect to that series and its consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          11. OBLIGATIONS ABSOLUTE. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          12. GUARANTEE. As provided in the Indenture and subject to certain limitations set forth therein, the obligation of the Company to pay principal of, and interest on, this Security is fully and unconditionally guaranteed on a senior basis pursuant to the Guarantee endorsed hereon (the "Guarantee") by NORTHWEST AIRLINES CORPORATION (the "Guarantor"). The Indenture provides that the Guarantor shall be released from the Guarantee and that the holder hereof shall have no further claim against the Guarantor upon compliance with certain conditions.

          13. NO RECOURSE AGAINST OTHERS. No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Security, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, any indenture supplemental thereto or the Guarantee, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantor or of any successor corporation of either, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          14. DEFINED TERMS. All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          15. GOVERNING LAW. THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          16. SUCCESSORS AND ASSIGNS. All covenants and agreements of the Company in the Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in the Indenture shall bind its successor.

          17. AUTHENTICATION. Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

          19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

          IN WITNESS WHEREOF, the Company has caused this Security to be duly executed and its corporate seal to be hereunto affixed and attested.

                                   NORTHWEST AIRLINES, INC.



Dated:  March    , 1998            By:
                                      ----------------------------------
                                      Name:  James A. Lawrence
                                      Title: Executive Vice President
                                             and Chief Financial Officer

Attest:
       ------------------------------
       Name:   Michael L. Miller
       Title:  Assistant Secretary

     The Guarantor has fully and unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of each series of Securities issued thereunder. In case of the failure of the Company punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually.

     The obligations of the Guarantor to the Holders and to the Trustee pursuant to the Guarantee are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

     IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.

NORTHWEST AIRLINES CORPORATION



Dated:  March    , 1998            By:
                                      -------------------------------
                                      Name:  James A. Lawrence
                                      Title: Executive Vice President
                                             and Chief Financial Officer


Attest:
       ----------------------------
       Name:   Michael L. Miller
       Title:  Assistant Secretary

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the 7 7/8 Notes due 2008 described in the within-mentioned Indenture.

                                        STATE STREET BANK AND TRUST COMPANY,
                                          as Trustee



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:



Dated:  March    , 1998

                               ************************

                                   TRANSFER NOTICE


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________


(PLEASE INSERT SOCIAL SECURITY, TAXPAYER IDENTIFICATION NO. OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)




(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE)





the within Security of NORTHWEST AIRLINES, INC. (the "COMPANY") and NORTHWEST AIRLINES CORPORATION and does hereby irrevocably constitute and appoint ____________________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:
      ------------------------          ----------------------------------------
                                        (THE SIGNATURE MUST BE GUARANTEED BY AN
                                        ELIGIBLE INSTITUTION MEMBER OF THE
                                        MEDALLION SIGNATURE GUARANTEE PROGRAM.)

[NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INVESTMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.]